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                                          EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-06616) of our report dated February 3, 2000 on our audits of the consolidated financial statements of MDSI Mobile Data Solutions Inc. and its subsidiaries as of December 31, 1998 and 1999, which report is included in the Annual Report on Form 10-K of MDSI Mobile Data Solutions Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
March 30, 2000